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Exhibit 10.18

2005 OFFICER SHORT-TERM INCENTIVE PLAN STRUCTURE

Background

        At its meeting on December 15, 2004, the Nominating, Compensation, and Governance Committee reviewed and approved the 2005 Short-Term Incentive Plan (STIP) structure for officers of PG&E Corporation and Pacific Gas and Electric Company. The structure (Attachment A) establishes the weighting of corporate earnings from operations, subsidiary earnings from operations, and other performance factors for officers.

ATTACHMENT A

2005 Officer Short-Term Incentive Plan Structure1

Officer Group	Award Component	Weight		Performance Measures
PG&E Corporation	Corporate Financial Performance	100%		Corporate earnings from operations
Pacific Gas and Electric Company—Senior Officers (Officer Bands 2-4)	Corporate Financial Performance Utility Financial Performance	25 50	% %	Corporate earnings from operations Utility contribution to corporate earnings from operations
	Utility Operations Transformation	25%		Progress towards Utility Operations transformation
Pacific Gas and Electric Company—Officers (Officer Bands 5-6)	Corporate Financial Performance Utility Financial Performance	25 25	% %	Corporate earnings from operations Utility contribution to corporate earnings from operations
	Utility Operations Transformation	25%		Progress towards Utility Operations transformation
	Utility Operational Performance	25%		Financial, operating, and service measures determined by subsidiary CEO

As with past STIP structures, the Chief Executive Officer of PG&E Corporation (CEO) will continue to have the discretion to modify the 2005 STIP structure for officers in circumstances where there is a need during the year to focus a particular officer on a key business-specific objective. Such discretion would be limited to shifting the performance measure weight proportionately such that no more than 25 percent would be assigned to the ancillary business-specific objective. In addition, the CEO will recommend to the Committee a performance rating for all qualitative award components (i.e., Utility Operations Transformation) based on his assessment of the performance for that award component. The Committee will continue to retain full discretion as to the determination of final officer STIP awards.

QuickLinks

  Exhibit 10.18
2005 OFFICER SHORT-TERM INCENTIVE PLAN STRUCTURE
  ATTACHMENT A
2005 Officer Short-Term Incentive Plan Structure1